UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2010

WLG INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 East Algonquin Road
Suite 120
Schaumburg, IL 60173 USA
(Address of Principal Executive Offices/Zip Code)

(224) 653-2800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a Securities Purchase Agreement (the “SPA”) to be entered into, by and among WLG Inc. (the “Company” or “WLG”), Wako Express (HK) Co. Ltd, (“WEHK”), WLG’s wholly owned Hong Kong subsidiary and Jumbo Glory Limited, a Hong Kong corporation and the owner of approximately 51% of the issued and outstanding shares of common stock (the “Common Stock”) of WLG (“Jumbo”),  (i) WLG agreed to sell to Jumbo 978,000 shares of its newly designated Series C Preferred Stock at a price of $1.00 per share, and (ii) WEHK agreed to sell to Jumbo a 6%, $1,000,000 aggregate principal amount promissory note due June 3, 2011 (the “Note”).  For a full description of the terms of the SPA, see Exhibit 99.1 attached hereto.

On May 14, 2010, Jumbo transferred $978,000 to WLG which will be applied to the purchase of the shares of Series C Preferred Stock.  On June 3, 2010, Jumbo transferred to WEHK $940,000 in full payment for the purchase of the Note with $60,000 withheld as a prepayment of interest.  The Note is unsecured and may be prepaid at any time.  Payment of the Note may be accelerated in the case of a default, as defined in the Note.  For a full description of the terms of the Note, see Exhibit 99.2 attached hereto.

Each share of Series C Preferred Stock has a stated value (the “Stated Value”) and a liquidation and redemption value of $1.00 per share. The Series C Preferred Stock may be converted by the holder at any time into that number of shares of Common Stock determined by dividing the Stated Value by $0.25 per share, subject to certain anti-dilution provisions.  For a full description of the terms of the Series C Preferred Stock, see the Company’s Certificate of Designation annexed hereto as Exhibit 99.3.

As reported in WLG’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 12, 2010, and WLG’s Current Report on Form 8-K filed with the SEC on May 15, 2010, Jumbo acquired its shares of Common Stock from Christopher Wood in two privately negotiated transactions between Jumbo and Mr. Wood.  As of the date hereof, Mr. Wood beneficially owns 13,854,357 shares of Common Stock (which includes 4,428,571 shares of the Company’s Common Stock issuable upon conversion of convertible preferred stock owned by Mr. Wood).  Mr. Wood is a director of WLG and was WLG’s former chief executive officer.

Based solely upon information provided to WLG from Jumbo, Jumbo has no business other than acting as a holding company for its investment in WLG, and according to Jumbo’s Annual Return dated March 27, 2010, filed with the Hong Kong Companies Registry, Malcolm Wood, Chris Wood’s adult son, and Andrew Jillings, WLG’s current Chief Executive Officer and Danny Chan, WLG’s President for Asia Pacific, own 51%, 32% and 17% of Jumbo’s issued and outstanding ordinary shares, respectively.

No commissions were paid in connection with the sale and purchase of the Series C Preferred and/or the Note and the Note and the shares of Series C Preferred Stock were issued to Jumbo without registration under the Securities Act of 1933, as amended (the “Act”), in reliance upon the exemptions from registration provided under Section 4(2) of the Act and under Regulation S. Such issuance did not involve any public offering; no general solicitation or general advertising was used in connection with such issuance; Jumbo represented that it was an “accredited investor” within the meaning of Rule 501 of Regulation D of the Act and a non-US person as defined in Regulation S and the Note and the certificate or certificates representing the shares of Series C Preferred Stock will be issued with restricted securities legends.

The foregoing descriptions of the Agreement, the Note and the Certificate of Designation are qualified in their entirety by the full text of such documents, forms of which are attached as exhibits to this Current Report and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required to be provided herein is incorporated by reference to Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required to be provided herein is incorporated by reference to Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Form of Securities Purchase Agreement by and among WLG Inc., Wako Express (HK) Co., Ltd., and Jumbo Glory Limited

99.2	Form of 6% Subordinate Promissory Note

99.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: June 29, 2010	By:	/s/ Christopher Wood
Name: Christopher Wood
Title: Chairman of the Board of Directors